
School Specialty®

Fiscal 2019 Q1 Investor Update

May 8, 2019

2019 Key Priorities & Objectives

Drive Organic Revenue Growth

- Leverage team-sell model and customer segmentation strategy to drive growth
- Strengthen relationships at the District Administration & School Board Level
- Capitalize on supplier consolidation trends as Districts seek to streamline procurement activities
- Benefit from increased funding directed toward STEM/STEAM, Early Childhood and Learning Environment modernization efforts.

Cost Efficiency & Process Excellence

- Continue to benefit from process excellence initiatives designed to lower costs and create scalability
- Realize transportation-cost savings from renegotiation of key transport agreements and other supply chain initiatives
- Leverage reduced order-cycle times and improved fill-rates to enhance customer experience and drive strong follow-on orders post peak season.

Build Long-Term Growth Momentum

- Make strategic investments to support the Learning Environment opportunity pipeline, which continues to build and project strong multi-year growth
- Launch new high-margin supplemental curriculum products in ELA, Math and Science
- Convert increasing Science Curriculum opportunities outside of California
- Build upon bookings momentum to deepen customer relationships and broaden account penetration across categories.

Boost Free Cash Flow

- On track for 2019 net working capital normalization and realization of one-time $13M benefit
- On-time complete shipments and enhanced e-commerce integration to shorten collection cycles
- Continue to expect modest reduction in capital expenditures in 2019
- Stronger cash flows expected to reduce revolver usage and cash interest.

Q1 2019 Revenue and Bookings Overview

Q1 2019 revenue was $95.9M, a decline of 3.4% as compared to the previous year. The main drivers of the revenue performance are as follows:

- **Distribution segment revenue** of $91.8M, a decline of 3.0% as compared to the previous year, reflecting normal slow-season variability and timing fluctuations related to project furniture. Instruction & Intervention category continues to work through lack of clarity around ESSA* standards at the state level and associated plans to assess student growth.
- **Supplies**
  - *Revenue of $53.7M, up 0.5% as compared to the previous year.*
  - *Core U.S. Education market bookings solid (+3.1% YTD); partially offset by timing-related shifts in Channel Sales Programs and soft Canadian bookings. Overall, modest year-over-year bookings growth is expected to strengthen heading into peak season.*
- **Furniture**
  - *Revenue of $23.3M, down 2.9% as compared to the previous year. Transactional billings are up $0.9M, or 4.8% YOY; while Project Furniture billings are down in Q1, our pipeline remains strong (+6%) and is building.*
  - *Transactional furniture bookings continue to strengthen (+6.1% YTD) and supports our outlook for 2019. However, as we begin moving away from lower-margin project furniture opportunities, despite short-term revenue headwinds, the mix improvement will blend margins higher.*
- **Instruction & Intervention ("I&I")**
  - *Revenue of $11.1M, down 11.5% as compared to the previous year.*
  - *Bookings down 12.8% year-over-year. YOY gap expected to close based on opportunity pipeline as proprietary ELA supplemental curriculum products performing well; new Success Coach product scheduled for 2H launch expected to improve overall momentum in the product category.*
- **AV Tech**
  - *Revenue of $4.0M, down 7.3% as compared to the previous year.*
  - *Year to date Bookings down 7.7%; bookings trend has improved in early Q2 and product category is performing consistent with expectations.*

- **Science Curriculum segment revenue** of $4.1M, a decline of 12.0% as compared to the previous year, reflecting the slow-season variability for science curriculum billings.
- **Science Curriculum segment pipeline** overall outlook for California adoption remains in-line with expectations; while we expect strong California adoption revenues in 2019, we project >50% of the adoption spend will occur in 2020. Opportunities outside of California building as well; 2/3 of states have adopted Next Generation Science Standards ("NGSS"), which we expect will drive growth opportunities for our Science Curriculum business over the next several years.

**ESSA defined as the Every Student Succeeds Act*

Q1 2019 Gross Profit Overview

Q1 2019 gross profit was $32.8M, down $3.4M or 9.2% as compared to the previous year, representing a gross margin of 34.2%, contracting 220 bps year-over-year.

- Q1 gross margin expanded 260 bps sequentially and is in-line with expectations.

The main drivers of gross profit are as follows:

- ***Distribution Segment*** gross profit of $30.8M, down $3.1M or 9.1% as compared to the previous year, representing a gross margin of 33.6%, 230 bps below prior year.
  - Q1 gross margin of 33.6% expanded 300 bps sequentially, reflecting the impact of price increases and other efforts to improve margins. Gross margin improving in-line with expectations.
  - Q1 Supplies product category margins showed a 20 bps improvement sequentially and has continued to improve into the second quarter.
    - Balance of Distribution segment sequential gross margin improvement driven by stronger Furniture category margins.
- ***Science Curriculum Segment*** gross profit of $2.0M, down $0.2M or 10.0% as compared to the previous year, representing a gross margin of 47.7%, expanding 100 bps year-over-year.
  - Q1 gross margin contracted 10 bps sequentially, reflecting product development amortization expense applied against relatively low revenue levels. Science gross margin is modestly ahead of internal expectations.

Q1 2019 SG&A Overview

Q1 2019 SG&A was $52.4M, down $4.7M or 8.2% as compared to the previous year. The main drivers of SG&A during Q1 were as follows:

- **Total compensation and benefit costs** declined $1.9M or 8.0% year-over-year.
  - **Fixed labor and benefit expenses** decreased $1.4M or 6.7% year-over-year, reflecting cost savings associated with our sales force transformation initiatives and modest net reductions collectively across other departments. Included in the favorability noted is a $0.2M increase in fixed fulfillment center labor to improve peak season preparedness.
  - **Seasonal labor expenses** were consistent year-over-year; the majority of fulfillment center seasonal labor expense is incurred in Q2 and Q3. Fulfillment centers are performing effectively and the seasonal staffing process is proceeding consistent with expectations.
  - **Incentive compensation expenses** decreased $0.5M year-over-year due to a smaller overall incentive plan as compared to the prior year and modestly lower commission expense.
- **Stock-based compensation expense** decreased $1.7M year-over-year (representing a credit of $1.2M) due to the reversal of a previously recognized expense associated with unvested RSUs that were subsequently canceled.
- **Depreciation expense** decreased $1.3M or 24.0% year-over-year.
- **Transportation costs** increased $0.2M or 3.0% year-over-year, reflecting market-driven rate increases which went into effect gradually throughout 2018. We have renegotiated key transportation agreements, which are delivering meaningful cost savings and largely offset the impact of rate increases.
- **Catalog expense** increased $0.5M or 12.3% year-over-year. As we disclosed last quarter, due to timing, some of the catalog production cost slated for 2018 shifted into 2019. We continue to anticipate a full-year reduction in catalog expense.
- **Restructuring related expense (incl. in SG&A)** of $1.8M in Q1 represented an increase of $0.5M.

Q1 2019 Operating Loss, Adjusted EBITDA and Cash Flow Overview

- **Q1 2019 operating loss of $20.8M vs. operating loss of $21.3M in Q1 2018**
  - Operating loss reduced by $0.5M, or 2.3% as SG&A reductions more than offset the impact of lower Revenues and Gross Profit achieved in Q1.
  - Q1 operating loss reflects a $0.3M impairment charge as well as a $0.6M increase in facility exit costs and restructuring expense and a $0.5M increase in restructuring-related costs reported in SG&A.
- **Q1 2019 Adjusted EBITDA of -$13.9M vs. -$12.0M in Q1 2018**
  - The decline in Adjusted EBITDA reflects a gross profit decline driven by 3.4% lower revenues and 220 bps contraction in gross margin.
  - Offsetting the Revenue / gross margin decline, Adjusted EBITDA was positively impacted by SG&A reductions, including the implementation of the salesforce transformation initiatives and other cost reduction initiatives.
  - Q1 Adjusted EBITDA is modestly better than internal expectations. While Revenues were down year-over-year, our cost savings initiatives are taking hold, which can be seen in our SG&A and helped stabilize first quarter Adjusted EBITDA.
- **Q1 2019 free cash flow of -$30.2M vs. -$39.7M in Q1 2018**
  - Q1 operating cash flow of -$26.6M vs. -$35.1M in Q1 2018. A key driver of the improvement is a $11.7M net working capital benefit in Q1 2019 as compared to Q1 2018.
  - Q1 capital expenditures were modestly lower year-over-year, which is in-line with our full-year 2019 capital expenditure guidance.
  - Interest expense increased $1.1M year-over-year in Q1 due to a combination of higher average debt balances and higher overall borrowing costs; this includes a $0.3M increase in non-cash interest.

Fiscal 2019 Guidance Update

Revenue: Initial Guidance: $705M to $720M, an increase of 5.0% to 7.0% year-over-year

- Modest growth in Supplies
- Strong recovery in Science
- Continued steady growth in Furniture
- Improving trends in Instruction & Intervention
- Modest declines in the Agenda and AV Tech

Update: Revenue projected in the range of $695M to $705M due primarily to modestly lower Science Curriculum growth and movement away from certain low-margin Project Furniture opportunities. Updated guidance also reflects a modest decline in the I&I category and strong performance in Transactional Furniture.

Gross Margin: Initial Guidance: An increase of approximately 50 bps

- Improvement is expected to be driven by the favorable mix impact of higher Science Curriculum sales and the impact of pricing actions, yielding a gradual and modest uptick in Supplies margin.
- Distribution gross margin: estimated to be "flat" year-over-year, as modest improvement at the product category level is offset by mix shift driven by Furniture and Supplies growth in addition to modest declines in the Agenda category.
- Science gross margin: estimated to show a 50 bps improvement driven primarily by the positive impact of higher revenue on absorption rates and leveraging product development amortization expense.

Update: Gross Margin expected to be consistent with prior year; lower outlook due to mix impact of lower Science Curriculum and I&I revenues, partially offset by favorable outlook for Furniture margins.

Total SG&A Expense: Initial Guidance: An increase of 1.0% to 3.0%

- The higher anticipated year-over-year expenses are driven by modestly higher transportation and fulfillment center costs, associated with volume increases and higher sales; stronger performance expected to increase performance-based incentive expenses. Increases in these areas are expected to be partially offset by a reduction in SG&A expenses through efficiency and cost reduction efforts.
- Total SG&A expense is expected to continue to decline as a percentage of total revenue.

Update: SG&A is expected to be favorable to our initial outlook and consistent with or modestly favorable year-over-year.

Adjusted EBITDA: $42M to $46M, representing a 20.0% to 30.0% increase year-over-year. ***Update: Reiterate FY2019 Guidance***

Capital Expenditures and Product Development Investments: Approximately $10M and $5M, respectively, representing a year-over-year reduction of $2M, collectively. ***Update: Reiterate Guidance***

Leveraged Free Cash Flow of approximately $27M to $33M; assumes approximately $13M of one-time working capital benefits achieved in 2019 as net working capital normalizes. ***Update: Reiterate Guidance***



Financial Update

Fiscal 2019 Q1 Financial Performance Summary

2019 1st Quarter Income Statement Summary			
($'s in millions)	FY 19 Actual	FY 18 Actual	Variance
Revenue	$95.9	$99.3	($3.4)
Gross Profit	$32.8	$36.1	($3.3)
Gross Margin %	34.2%	36.4%	-220 bps
Selling, General & Administrative Expenses (1)	$52.4	$57.1	($4.7)
Operating Income	($20.8)	($21.3)	$0.5
Adjusted EBITDA	($13.9)	($12.0)	($1.9)

2019 1st Quarter Revenue Summary			
($'s in millions)	FY 19 Actual	FY 18 Actual	Variance
Supplies	$53.7	$53.4	$0.3
Furniture	$23.3	$24.0	($0.7)
Instruction & Intervention	$11.1	$12.5	($1.4)
AV Tech	$4.0	$4.3	($0.3)
Agendas	$0.2	$0.2	($0.1)
Science	$4.1	$4.7	($0.6)

(1) SG&A includes restructuring-related costs of $1.8M and $1.3M for Q1 fiscal 2019 and Q1 fiscal 2018, respectively.

Fiscal 2019 Q1 SG&A Review

(amounts in thousands)	Q1	
	2019	2018
Total SG&A costs	$ 52,448	$ 57,138
Less:		
D&A	4,118	5,420
Stock-based compensation	(1,160)	572
FX (gain) loss	112	88
Restructuring-related	1,751	1,298
All other operating SG&A	$ 47,627	$ 49,760
Change in all other operating SG&A		$ (2,133)
		-4.3%

increases / (decreases) (amounts in thousands)	Q1
YOY Increases / (decreases) to All Other Operating SG&A:	
Change in variable SG&A related to volume	$ (565)
Impact of higher freight rates	650
Direct labor costs/staffing (excluding volume-related changes)	13
Fixed staffing levels (Compensation & Benefits)	(1,279)
Catalog expense	548
Reduced incentive compensation expense	(341)
Changes in other SG&A categories	(1,159)
YOY Decrease in All Other SG&A Costs	$ (2,133)

SG&A Comments

- FY19 Q1 SG&A down $4.7M or 8.2%, driven by decreases in D&A, stock-based compensation expense and overall compensation & benefit costs.
- Continued focus on managing SG&A expenses in Fiscal 2018 contributed to a decline in SG&A as a percentage of revenue. As a percentage of revenue, total Q1 FY19 SG&A of 54.7% is down 280 bps from Q1 FY18.
- Adjusting for D&A, stock-based compensation, FX (gain) loss, and restructuring-related expenses, all other operating SG&A decreased by 4.3%.
- Industry-wide increases in freight rates led to increases in transportation expenses, although at lower levels than in prior year.
- Staffing in the fulfillment centers is consistent with plan and is on track for an improved delivery season.
- Catalog rationalization efforts continue and have offset the majority of a $1.8M shift in catalog production between 2018 and 2019; marketing spend transitioning to digital media.
- Reductions in incentive compensation are primarily attributable to fewer participants.
- Company anticipates further cost reductions from process excellence initiatives, as well as greater efficiencies related to the completion of IT projects in process.

Working Capital Analytics / Other Cash Flow Drivers

($'s in millions)	Q1 2019 Actual	Q1 2018 Actual	Q1 2017 Actual	Q1 2016 Actual
Accounts Receivable	$62.5	$54.3	$54.5	$51.4
Inventories	$108.9	$102.2	$98.1	$92.4
Deferred Catalog Costs	$0.0	$0.0	$9.0	$9.4
Prepaid Expense and Other Current Assets	$14.1	$16.4	$13.1	$17.1
Accounts Payable	$42.4	$34.5	$36.8	$39.8
Other Current Liabilities	$20.0	$21.5	$17.5	$19.8
Net Working Capital	**$123.1**	**$116.8**	**$120.4**	**$110.7**
NWC (% of TTM Revenue)	**18.4%**	**17.7%**	**18.3%**	**17.3%**
Days Sales Outstanding (DSO)	59.3 Days	49.7 Days	51.1 Days	50.0 Days
Days Inventory on Hand (DIOH)	157.0 Days	147.3 Days	142.7 Days	144.3 Days
Days Payable Outstanding (DPO)	61.2 Days	49.8 Days	53.5 Days	62.2 Days
CAPEX - TTM	**$11.6**	**$14.9**	**$13.3**	**$6.7**
Product Development - TTM	**$4.3**	**$4.7**	**$2.3**	**$4.6**
Cash Interest - TTM	**$12.9**	**$10.5**	**$13.4**	**$14.9**

- Accounts Receivable up by $8.2M due to timing associated with FY18 FC challenges, which led to shipping delays. Increased split shipments continue to lag, however, April collections were up $4.7M year-over-year.
- Inventory increase of $6.7M is primarily related to $7.5M of early buys to lock in 2018 costs and rebates. Increase in accounts payable due to later payment terms for early buys provided by vendors.
- Trailing-twelve-months capex of $11.6M at end of Q1 FY19 will continue to trend downward.
- Product development investment in line with plan; spending increase due to expanded I&I product portfolio and investment to support FOSS middle school expansion.
- Trailing-twelve-month cash interest increased by $2.4M due to a combination of increases in average debt outstanding and higher borrowing costs associated with increases to both LIBOR and applicable margins.

Note: Net Working Capital excludes cash, currently maturing long-term debt and current lease liabilities.

Capitalization Summary

($'s in millions)	Q1 2019 Actual	Q1 2018 Actual	Q1 2017 Actual	Q1 2016 Actual
Cash and Cash Equivalents	$6.44	$10.30	$5.60	$7.90
ABL Facility, maturing in 2022	$38.73	$27.30	$8.70	$11.60
Term Loan, maturing in 2022	$109.49	$113.30	$117.40	$130.30
Total 1st Lien Debt	**$148.22**	**$140.60**	**$126.10**	**$141.90**
Deferred Cash Payment Obligations (PIK Notes)	$25.58	$23.40	$20.40	$18.90
Total Debt	**$173.80**	**$164.00**	**$146.50**	**$160.80**
Net Debt (Total Debt – Cash and Cash Equiv.)	*$167.36*	*$153.70*	*$140.90*	*$152.90*
Equity Market Capitalization	$43.81	$117.30	$100.00	$100.00
Enterprise Value ("EV")	**$211.17**	**$271.00**	**$240.90**	**$252.90**
LTM Adjusted EBITDA	**$33.16**	**$52.20**	**$49.60**	**$45.80**
EV / LTM Adj. EBITDA	6.4x	5.2x	4.9x	5.5x
GAAP Total Debt Reconciliation:				
Total Debt from above	$173.80	$164.00	$146.50	$160.80
Term Loan Original Issue Discount	---	($0.00)	($1.30)	($1.70)
Unamortized Term Loan Debt Issue Costs	($3.63)	($3.00)	($3.00)	($4.30)
GAAP Total Debt	**$170.16**	**$161.00**	**$142.20**	**$154.80**

Total Net Debt Increase Driven by:

a) $9.9M of negative FCF Q1 TTM. 2018 shipping delays have shifted the 2018 cash conversion cycle.
b) $2.5M additional PIK note interest; $1.0M of contingent purchase price; and $0.4M of loan refinancing fees.

ABL and Term Loan Facilities:

a) ABL balance is $38.7M as of 3/30/19.
b) Gross excess availability of $49.9M (borrowing base availability + cash) compared to a minimum liquidity requirement of $12.5M, indicating an availability cushion of ~$37.4M
c) Term Loan balance at Q1 reflects $110.0M original balance + $14.0M delayed draw for TL acquisition + $0.3M of PIK interest reduced by $14.8M of principal repayments.

Current Maturities of LT Debt:

a) Over the next twelve months, $33.5M of the debt will mature.
b) Scheduled term loan principal payments over the next four quarters total $6.2M.
c) PIK notes will total $27.3M upon December 2019 maturity. Expect to have sufficient ABL availability to fund the repayment.

- Increase in Net Debt over the past 3 years due entirely to acquisition (+$20.2M) and PIK Note accretion (+$6.7M), partially offset by free cash flow.
- Anticipate deleveraging in FY19 based on free cash flow outlook.

Direct Cash Flow Calculations

(amounts in thousands)	3 Months Ended March 30, 2019	3 Months Ended March 31, 2018
Adjusted EBITDA	$ (13,925)	$ (12,012)
Capex	(2,562)	(3,426)
Prod Dev	(1,051)	(1,229)
Unrealized FX (gain) loss	14	3
Proceeds from sales	-	100
Other	(2,650)	(2,192)
Change in WC	(6,551)	(18,294)
Unleveraged free CF	$ (26,725)	$ (37,050)
Cash Interest	(3,437)	(2,635)
Taxes	(79)	(18)
Leveraged free CF	$ (30,241)	$ (39,703)
GAAP CF		
Operating	(26,582)	(35,148)
Investing	(3,613)	(4,555)
	$ (30,195)	$ (39,703)



Appendix

Consolidated Statement of Operations

	For the Three Months Ended	
	March 30, 2019	March 31, 2018
Revenues	$ 95,932	$ 99,287
Cost of revenues	63,129	63,166
Gross profit	32,803	36,121
Selling, general and administrative expenses	52,448	57,138
Facility exit costs and restructuring	876	311
Impairment charges	283	-
Operating loss	(20,804)	(21,328)
Other expense:		
Interest expense	4,626	3,506
Loss before benefit from income taxes	(25,430)	(24,834)
Provision for (benefit from) income taxes	(455)	(6,156)
Net loss	$ (24,975)	$ (18,678)
Weighted average shares outstanding:		
Basic	7,002	7,000
Diluted	7,002	7,000
Net Loss per Share:		
Basic	$ (3.57)	$ (2.67)
Diluted	$ (3.57)	$ (2.67)

	March 30, 2019	March 31, 2018
Adjusted EBITDA:		
Net income (loss)	$ (24,975)	$ (18,678)
Provision for (benefit from) income taxes	(455)	(6,156)
Restructuring costs	876	311
Restructuring-related costs incl in SG&A	1,751	1,298
Purchase accounting deferred revenue adjustment	-	373
Impairment charges	283	-
Depreciation and amortization expense	4,171	5,458
Amortization of development costs	958	1,304
Net interest expense	4,626	3,506
Stock-based compensation	(1,160)	572
Adjusted EBITDA	$ (13,925)	$ (12,012)

Condensed Consolidated Balance Sheet

(In Thousands, Except Share and Per Share Amounts)

	March 30, 2019	March 31, 2018
ASSETS		
Current assets:		
Cash and cash equivalents	$ 6,435	$ 10,276
Accounts receivable, less allowance for doubtful accounts	62,516	54,300
Inventories, net	108,929	102,232
Prepaid expenses and other current assets	12,552	15,425
Refundable income taxes	1,530	958
Total current assets	$ 191,962	$ 183,191
Property, plant and equipment, net	31,232	32,465
Operating lease right of use asset	13,043	-
Goodwill	4,580	26,842
Intangible assets, net	32,084	36,164
Development costs and other	14,895	16,158
Deferred taxes long-term	290	9,355
Total assets	$ 288,086	$ 304,175

	March 30, 2019	March 31, 2018
LIABILITIES AND STOCKHOLDERS' EQUITY		
Current liabilities:		
Current maturities - long-term debt	$ 70,508	$ 30,400
Current operating lease liability	5,133	-
Accounts payable	42,442	34,544
Accrued compensation	4,707	4,423
Accrued royalties	557	1,946
Contract liabilities	5,166	5,113
Other accrued liabilities	9,603	10,048
Total current liabilities	$ 138,116	$ 86,474
Long-term debt - less current maturities	99,656	130,489
Current operating lease Liability	7,910	-
Other liabilities	1,043	785
Total liabilities	$ 246,725	$ 217,748
Stockholders' equity:		
Common stock, $0.001 par value per share, 50,000,000 shares authorized; 7,009,739 and 7,000,000 shares issued and outstanding, respectively	7	7
Capital in excess of par value	123,912	123,655
Treasury stock, at cost 5,145 and 0 shares, respectively	-	-
Accumulated other comprehensive loss	(1,946)	(1,661)
Retained earnings (accumulated deficit)	(80,612)	(35,574)
Total stockholders' equity	41,361	86,427
Total liabilities and stockholders' equity	$ 288,086	$ 304,175

Condensed Consolidated Statement of Cash Flows

	March 30, 2019	March 31, 2018
Cash flows from operating activities:		
Net income	$ (24,975)	$ (18,678)
Adjustments to reconcile net income to net cash used in operating activities:		
Depreciation and intangible asset amortization expense	4,171	5,458
Amortization of development costs	958	1,304
Amortization of debt fees and other	332	269
Impairment of goodwill and intangible asset	283	-
Unrealized foreign exchange (gain) loss	14	3
(Gain) / loss on disposal of assets	-	(20)
Share-based compensation expense	(1,160)	572
Deferred taxes	-	(6,364)
Non-cash interest expense	857	602
Changes in current assets and liabilities:		
Accounts receivable	15,338	14,919
Inventories	(18,869)	(26,540)
Prepaid expenses and other current assets	2,699	915
Accounts payable	1,308	7,921
Accrued liabilities	(7,538)	(15,509)
Net cash used in operating activities	(26,582)	(35,148)
Cash flows from investing activities:		
Additions to property, plant and equipment	(2,562)	(3,426)
Investment in product development costs	(1,051)	(1,229)
Proceeds from sale of assets	-	100
Net cash used in investing activities	(3,613)	(4,555)
Cash flows from financing activities:		
Proceeds from bank borrowings	65,618	53,297
Repayment of bank borrowings	(29,393)	(34,660)
Earnout payment for acquisition	(501)	(343)
Payment of debt fees and other	(131)	-
Net cash provided by financing activities	35,593	18,294
Effect of exchange rate changes on cash	7	(176)
Net increase/(decrease) in cash and cash equivalents	5,405	(21,585)
Cash and cash equivalents, beginning of period	1,030	31,861
Cash and cash equivalents, end of period	$ 6,435	$ 10,276

Fiscal 2019 Outlook: Reconciliation to Non-GAAP

The Company's Adjusted EBITDA and Leveraged Free Cash Flow outlook for FY19 are non-GAAP measures. Reconciliations of these non-GAAP measures to the nearest GAAP financial measures are presented in the following tables:

	Low End of Adjusted EBITDA Outlook		High End of Adjusted EBITDA Outlook	
Operating income	$	14.0	$	18.0
Plus:				
Depreciation and amortization		22.5		22.5
Restructuring-related costs		4.0		4.0
Stock-based compensation expense		1.5		1.5
Adjusted EBITDA	$	42.0	$	46.0

	Low End of Leveraged Free Cash Flow Outlook		High End of Leveraged Free Cash Flow Outlook	
Cash provided by operations	$	42.0	$	46.0
Cash used in investing		(15.0)		(13.0)
Leveraged free cash flow	$	27.0	$	33.0

Safe Harbor Statement

This presentation contains statements about School Specialty’s future financial condition, results of operations, equity value, expectations, plans, or prospects, including information under the heading “Fiscal 2019 Guidance Update” and the information regarding our Fiscal 2019 financial and performance and business objectives outlook, that constitute forward-looking statements. Forward-looking statements also include those preceded or followed by the words "anticipates," "believes," "could," "estimates," "expects," "intends," "may," "plans," "projects," "should," "targets" and/or similar expressions. These forward-looking statements are based on School Specialty's current estimates and assumptions as of the date of the information presented and as such, involve uncertainty and risk. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those contemplated by the forward-looking statements because of a number of factors, including the factors described in Item 1A of School Specialty's Report on Form 10-K for the fiscal year ended December 29, 2018, which factors are incorporated herein by reference. Other risks and uncertainties include, but are not limited to, the following: failure to comply with restrictive covenants under our credit facilities and other debt instruments; material adverse effects on our operating flexibility resulting from our debt levels; volatile or uncertain economic conditions; inability to timely respond to the needs of our clients; our ability to refinance our currently maturing debt; declining school budgets; cyberattack or improper disclosure or loss of sensitive or confidential company, employee or client data; increasing competition in our science curriculum products; and other factors that may be disclosed from time to time in our SEC filings or otherwise. Any forward-looking statement in this presentation speaks only as of the date in which it is made. Except to the extent required under the federal securities laws, School Specialty does not intend to update or revise the forward-looking statements.

Non-GAAP Financial Information

Non-GAAP Financial Information

This update includes references to Adjusted EBITDA, Leveraged/Unleveraged Free Cash Flow, and Total Debt, each of which is a non-GAAP financial measure. Adjusted EBITDA represents net income (loss) adjusted for: provision for (benefit from) income taxes; restructuring costs; restructuring-related costs included in SG&A; purchase accounting deferred revenue adjustment; impairment charges; depreciation and amortization expense; amortization of development costs; net interest expense; and stock-based compensation. Unleveraged Free Cash Flow represents Adjusted EBITDA adjusted for: capital expenditures; product development expenditures; proceeds from sales; unrealized foreign exchange gains and losses; other; and changes in working capital. Leveraged Free Cash Flow is Unleveraged Free Cash Flow adjusted for Cash Interest and Cash Taxes. Total Debt represents the cash repayment obligations associated with the Company's borrowings excluding unamortized term loan debt issuance costs and term loan original issue discount.

The Company considers Adjusted EBITDA a relevant supplemental measure of its financial performance and Leveraged and Unleveraged Free Cash Flow relevant supplemental measures of liquidity. The Company believes these non-GAAP financial results provide useful supplemental information for investors regarding trends and performance of our ongoing operations and are useful for YOY comparisons of such results. We also use these non-GAAP financial measures in making operational and financial decisions and in establishing operational goals. The Company assesses its operating performance using both GAAP operating income and non-GAAP Adjusted EBITDA in order to better isolate the impact of certain, material items that may not be comparable between periods. The Company believes that Leveraged/Unleveraged Free Cash Flow provides a meaningful measure of its ability to generate cash and improve liquidity. In addition, the Company believes it provides investors a useful basis for assessing the Company's ability to fund both its operating activities and reinvestments into the business, as well as service its debt, including debt repayments. The Company considers Total Debt a meaningful measure of the future cash obligations of the Company which is useful in assessing future liquidity needs.

In summary, we believe that providing these non-GAAP financial measures to investors, as a supplement to GAAP financial measures, helps investors to (i) evaluate our operating and financial performance and future prospects, (ii) compare financial results across accounting periods, (iii) better understand the long-term performance of our core business, and (iv) evaluate trends in our business, all consistent with how management evaluates such performance and trends.

Adjusted EBITDA does not represent, and should not be considered, an alternative to net income or operating income as determined by GAAP, and our calculation may not be comparable to similarly titled measures reported by other companies. Leveraged/Unleveraged Free Cash Flow does not represent, and should not be considered, an alternative to cash flow from operations. Total Debt should not be considered an alternative to Total Debt as determined under GAAP.

A reconciliation of: (i) Adjusted EBITDA to GAAP net income (loss) for the three-months ended March 30, 2019 and March 31, 2018 and projected Fiscal 2019 Adjusted EBITDA to projected Fiscal 2019 operating income; (ii) Leveraged/Unleveraged Free Cash Flow to Adjusted EBITDA for the three-months ended March 30, 2019 and March 31, 2018 and projected Fiscal 2019 Leveraged Free Cash Flow to projected Fiscal 2019 Cash Provided by Operations less Cash Used in Investing; and (iii) Total Debt to GAAP Total Debt as of March 30, 2019, March 31, 2018, April 1, 2017 and March 26, 2016 is included in this Fiscal 2019 Q1 Investor Update dated May 8, 2019.